================================================================================

  As filed with the Securities and Exchange Commission on May 27, 1999
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                        ADVANCED ENERGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         84-0846841
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

              1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525 (Address, including zip code, of principal executive offices)

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------
                                 RICHARD P. BECK
                        ADVANCED ENERGY INDUSTRIES, INC.
                             1625 SHARP POINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 221-4670
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------
                                   COPIES TO:
                               CARISSA C. W. COZE
                            THELEN REID & PRIEST LLP
                       TWO EMBARCADERO CENTER, SUITE 2100
                      SAN FRANCISCO, CALIFORNIA 94111-3995

                              --------------------



                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                Proposed maximum        Proposed maximum
       Title of securities to be            Amount to be         offering price        aggregate offering        Amount of
              registered                   registered (1)         per share (2)            price (2)          registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value.......          50,000                $25.25              $1,262,500.00          $350.98
================================================================================================================================

(1) The maximum number of additional shares of Common Stock to be offered under the 1995 Non-Employee Directors' Stock Option Plan. Does not include 50,000 previously registered shares offered or to be offered under such plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on May 25, 1999.

================================================================================================================================

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

           This registration statement is filed to register 50,000 shares of common stock of Advanced Energy Industries, Inc. ("AE"), which shares are authorized to be issued pursuant to AE's 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"). A registration statement on Form S-8 (File No. 333-46705) with respect to 50,000 shares of Common Stock authorized to be issued pursuant to Plan was filed by AE on February 23, 1998. Except for Part II, Items 3, 6, 8 and 9, which are set forth below, the contents of such earlier registration statement are hereby incorporated by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by AE are specifically incorporated by reference herein and form an integral part of this registration statement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1998, filed March 24, 1999 (File No. 000-26966);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by document referred to in (a) above; and

          (c) The description of the common stock of AE contained in the registration statement on Form 8-A, filed by AE under the Exchange Act on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by AE with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold).


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("GCL"), AE's Restated Certificate of Incorporation, as amended ("Certificate"), provides that no director shall be personally liable to AE or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to AE or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the GCL; or (iv) for any action from which the director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate described above apply to officers of AE only if they are directors of AE and are acting in their capacity as directors, and does not apply to officers of AE who are not directors.

         In addition, AE's By-laws provide that AE shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at AE's request, to the fullest extent permitted under and in accordance with the GCL; provided, however, that AE may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that AE shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the directors of AE; (iii) such indemnification is provided by AE, in its sole discretion, pursuant to the powers vested in AE under the GCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of AE's By-Laws. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         AE maintains a policy of directors' and officers' liability insurance that insures AE's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 8.  EXHIBITS

     Exhibit
     Number          Description
     -------         -----------

     4.1 AE's Restated Certificate of Incorporation, as amended (incorporated by reference to AE's registration statement on Form S-8, File No. 333- 79425, filed May 27, 1999)

     4.2 AE's Bylaws (incorporated by reference to AE's registration statement on Form S-1, File No. 33-97188, filed September 20, 1995, as amended)

     5               Opinion of Counsel

     23.1            Consent of Counsel (included in Exhibit 5)

     23.2            Consent of Arthur Andersen LLP

     23.3            Consent of KPMG LLP

     24 Power of Attorney (included on the signature pages to this registration statement)


EXHIBIT 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)        To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 27th day of May, 1999.

                                           Advanced Energy Industries, Inc.



                                           By: /s/ Douglas S. Schatz
                                               --------------------------------
                                               Douglas S. Schatz
                                               Chairman of the Board, Chief
                                                  Executive
                                                  Officer and President



                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby appoints Douglas S. Schatz, Hollis L. Caswell and Richard P. Beck, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated:  May 27, 1999                    /s/ Douglas S. Schatz
                                        ______________________________________
                                        Douglas S. Schatz
                                        Chairman of the Board, Chief Executive
                                          Officer and President
                                          (Principal Executive Officer)

Dated:  May 27, 1999                    /s/ Richard P. Beck
                                        _______________________________________
                                        Richard P. Beck
                                        Senior Vice President and Chief
                                          Financial Officer and Director
                                        (Principal Financial and Accounting
                                          Officer)



Dated:  May 27, 1999
                                        _______________________________________
                                        G. Brent Backman
                                        Director



Dated:  May 27, 1999
                                        _______________________________________
                                        Hollis L. Caswell
                                        Director



Dated:  May 27, 1999                    /s/ Arthur A. Noeth
                                        _______________________________________
                                        Arthur A. Noeth
                                        Director



Dated:  May 27, 1999                    /s/ Elwood Spedden
                                        _______________________________________
                                        Elwood Spedden
                                        Director



Dated:  May 27, 1999                    /s/ Gerald M. Starek
                                        _______________________________________
                                        Gerald M. Starek
                                        Director



Dated:  May 27, 1999                    /s/ Arthur W. Zafiropoulo
                                        _______________________________________
                                        Arthur W. Zafiropoulo
                                        Director

                                  EXHIBIT INDEX

    Exhibit
    Number          Description
    -------         -----------

     4.1 AE's Restated Certificate of Incorporation, as amended (incorporated by reference to AE's registration statement on Form S-8, File No. 333- 79425, filed May 27, 1999)

     4.2 AE's Bylaws (incorporated by reference to AE's registration statement on Form S-1, File No. 33-97188, filed September 20, 1995, as amended)

     5               Opinion of Counsel

     23.1            Consent of Counsel (included in Exhibit 5)

     23.2            Consent of Arthur Andersen LLP

     23.3            Consent of KPMG LLP

     24 Power of Attorney (included on the signature pages to this registration statement)